UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 22, 2022

Commission File Number	Registrant, Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number

1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 Telephone Number 314-342-0500	Missouri	74-2976504

1-1822	Spire Missouri Inc. 700 Market Street St. Louis, MO 63101 Telephone Number 314-342-0500	Missouri	43-0368139

2-38960	Spire Alabama Inc. 605 Richard Arrington Blvd N Birmingham, Alabama 35203 Telephone Number 205-326-8100	Alabama	63-0022000

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act (only applicable to Spire Inc.):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1.00 par value	SR	New York Stock Exchange LLC
Depositary Shares, each representing a 1/1,000 th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
On July 22, 2022, Spire Inc. (“Spire”), Spire Missouri Inc. (“Spire Missouri”) and Spire Alabama Inc. (“Spire Alabama” and, together with Spire and Spire Missouri, each, a “Borrower” and, collectively, the “Borrowers”) entered into an Amended and Restated Loan Agreement among the Borrowers, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto as Banks (the “Loan Agreement”). The Loan Agreement amends, restates and replaces the Loan and Security Agreement dated as of December 14, 2016 among the Borrowers, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, as amended by a First Amendment to Loan Agreement dated as of October 31, 2018.
Each Borrower and its affiliates has or may have customary banking relationships with one or more of the banks under the Loan Agreement for the provision of a variety of financial services, including commercial paper dealer, pension fund trustee, cash management, investment banking, and lockbox services, none of which are material individually or in the aggregate with respect to any individual party.
The Loan Agreement has an aggregate credit commitment of $1.3 billion, including sublimits of $450 million for Spire, $575 million for Spire Missouri, and $275 million for Spire Alabama. These sublimits may be reallocated from time to time among the three Borrowers within the $1.3 billion aggregate commitment. In certain situations, the Borrowers may request an increase in the aggregate revolving credit commitment of up to $300 million (to a total of $1.6 billion). The Loan Agreement also provides for letters of credit available to the Borrowers in an aggregate amount up to $50 million and swingline loans in an aggregate amount up to $100 million. Letters of credit and swingline loans are sublines of credit under the Loan Agreement and count against the total commitment amount available. Each Borrower expects to use the Loan Agreement for general corporate purposes, including short-term borrowings and letters of credit. Loans or other credit extensions under the Loan Agreement to a Borrower constitute obligations of only that Borrower, and do not constitute obligations of the other Borrowers.
The Loan Agreement contains affirmative and negative covenants customary for such agreements, including, among other things, limitations on certain types of acquisitions, investments, and sales of property. The Loan Agreement also contains financial covenants limiting each Borrower’s consolidated debt to 70% of such Borrower’s capitalization. The calculation is more specifically described in the Loan Agreement. The Loan Agreement also contains customary events of default, including, without limitation, payment defaults, covenant defaults, material inaccuracy of representations and warranties, certain events of bankruptcy and insolvency, cross defaults to certain other agreements, and the entry of certain judgments not appealed or satisfied.
Under the Loan Agreement, revolving credit borrowings will bear interest at either an adjusted base rate or an adjusted term SOFR rate, at each Borrower’s option, plus, in either case, an applicable margin. The base rate is the highest of Wells Fargo Bank’s prime rate, the federal funds rate plus 0.5%, or an adjusted term SOFR rate for a tenor of one month plus 1%. The additional margin applicable to adjusted base rate loans varies between 0% and 0.5%, depending on the applicable Borrower’s senior unsecured debt rating as determined by S&P, Fitch or Moody’s. The adjusted term SOFR rate is the sum of term SOFR for an interest period of 1, 3 or 6 months, as the applicable Borrower may select, plus a SOFR adjustment spread of 0.1%. The additional margin applicable to adjusted term SOFR loans varies between 0.875% and 1.5%, depending on the applicable Borrower’s senior unsecured debt rating as determined by S&P, Fitch or Moody’s. Certain interest rates are subject to a floor of 0%.
Swingline loans bear interest, at the applicable Borrower’s option, at either (a) an adjusted base rate plus an applicable margin (in each case as described above with respect to revolving credit loans) or (b) a daily floating interest rate equal to term SOFR for an interest period of one month, plus a term SOFR adjustment spread of 0.1%, plus an additional margin that varies between 0.875% and 1.5%, depending on the applicable Borrower’s senior unsecured debt rating as determined by S&P, Fitch or Moody’s.
The interest rate margin on revolving credit loans and swing line loans to Spire (but not to Spire Missouri or Spire Alabama) is subject to annual
ESG-based
sustainability adjustments. Depending on whether Spire achieves certain key performance indicator (KPI) metrics, the annual interest rate on revolving credit loans and swing line loans may increase or decrease by up to 5.0 basis points in any year.
Fees on letters of credit accrue at annual rate that varies between 0.875% and 1.5%, depending on the applicable Borrower’s senior unsecured debt rating as determined by S&P, Fitch or Moody’s. Other fees may also be charged by the bank that issues a letter of credit.

Revolving credit loan borrowings by Spire Missouri or Spire Alabama under the Loan Agreement are due within 364 days after being made.
Each Borrower has paid certain upfront fees to certain of the banks for the Loan Agreement and, during the term of the Loan Agreement, each Borrower will pay the banks a commitment fee on the unused portion of the credit made available to it under the Loan Agreement. That fee varies between 0.075% and 0.225% depending on the applicable Borrower’s senior unsecured debt rating, as determined by S&P, Fitch or Moody’s. The commitment fee for Spire (but not Spire Missouri or Spire Alabama) is also subject to
ESG-based
sustainability adjustments. The fee may be increased or decreased up to 1.0 basis points in any year depending on whether Spire achieves certain KPI metrics.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)
Exhibits
.
The following exhibits are filed as part of this report:

99.1	Amended and Restated Loan Agreement, dated July 22, 2022, among Spire Inc., Spire Missouri Inc., Spire Alabama Inc., Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto as Banks.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRE INC.

Date: July 2 8 , 2022	By:	/s/ Adam W. Woodard
	Name:	Adam W. Woodard
	Title:	Vice President, Treasurer

SPIRE MISSOURI INC.

Date: July 2 8 , 2022	By:	/s/ Adam W. Woodard
	Name:	Adam W. Woodard
	Title:	Vice President, Chief Financial Officer and Treasurer

SPIRE ALABAMA INC.

Date: July 2 8 , 2022	By:	/s/ Adam W. Woodard
	Name:	Adam W. Woodard
	Title:	Vice President, Chief Financial Officer and Treasurer